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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 13, 2005
               (Date of Report (Date of Earliest Event Reported))


                              UNITED BANCORP, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


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
            MICHIGAN                            0-16640                         38-2606280
            --------                            -------                         ----------
   (State or other jurisdiction               (Commission                    (I.R.S. Employer
of incorporation or organization)             File Number)                 Identification No.)


                  205 E. CHICAGO BOULEVARD, TECUMSEH, MI 49286
                  --------------------------------------------
                    (Address of principal executive offices)


                                 (517) 423-8373
                                 --------------
               (Registrant's telephone number including area code)


                                       N/A
                                       ---
              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, the Board of Directors of United Bancorp, Inc. (the "Company" or "United") approved a management contract with David S. Hickman which will become effective January 1, 2006. Mr. Hickman will retire as Chief Executive Officer of the Company effective December 31, 2005 and will cease being an employee at that time. Mr. Hickman will continue his term on the Board of Directors of the Company, and will continue to serve as Chairman of the Board of the Company. Mr. Hickman will also continue to serve as a director and Chairman of the Board of United Bank & Trust. He will resign as a Director of United Bank & Trust - Washtenaw effective December 31, 2005.

The management contract includes the following provisions:

     1. Term of contracts is five years, and is subject to cancellation by either party on ninety days advance notice. The agreement terminates upon the death or the occurrence of total and permanent disability of Mr. Hickman.

     2. Payment for services will be $150,000 per year for the life of the agreement.

     3.  Direct expenses will be reimbursed.

     4. Mr. Hickman will be an independent contractor, and not an employee of the Company or its subsidiaries.

     5. Mr. Hickman will not be eligible to participate in the Company's employee benefit plans after December 31, 2005.

     6. In 2006, Hickman will receive benefits earned in 2005 relating to his participation in the Company's Management Committee Incentive Plan, the profit sharing and match contributions to the Company's 401(k) plan, and payouts under the terms of the Company's defined bonus stock plan and incentive compensation plan. A stock option grant for 2005 will be awarded in January of 2006. Mr. Hickman will be entitled to no other payments or benefits arising from his employment with the Company.

     7. Mr. Hickman will perform consulting services on a part-time basis, with emphasis in business development, Adrian market development, leadership transition, holding company activities, ABA and MBA service, and community involvement.

     8. Restrictions regarding confidentiality, noncompete and nonsolicitation of employees and customers are included.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As disclosed in Item 1.01 above, on December 13, 2005, David S. Hickman announced his retirement as Chief Executive Officer of the Company effective on December 31, 2005. As a result of his retirement, the Board appointed Robert K. Chapman as Chief Executive Officer effective on January 1, 2006. Mr. Chapman will also continue as Director and President of the Company.

Mr. Chapman, age 61, joined the Company in 2001 as Director, President and Chief Executive Officer of the Company's newly-formed subsidiary bank, United Bank & Trust - Washtenaw. At that time, Mr. Chapman was also appointed as a Director of the Company. Since joining the Company, he served as Vice Chairman of the Board from 2001 to 2003, and as President since April, 2003. Prior to joining United, Mr. Chapman served as Executive Vice President and Chief Financial Officer of Wells Fargo Home Mortgage from 1997 through 2000.

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There is no family relationship between Mr. Chapman and any director or executive officer of the Company. Mr. Chapman does not serve as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any company registered as an investment company under the Investment Company Act of 1940 as amended.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)    EXHIBITS

10.1. Management Agreement effective January 1, 2006, between United Bancorp, Inc. and David S. Hickman



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        UNITED BANCORP, INC.
                                        (Registrant)



Date: December 14, 2005                 By: /s/  Dale L. Chadderdon
                                            -----------------------------------
                                            Executive Vice President
                                            & Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.:                              Description:
------------                              ------------

   10.1 Management Agreement effective January 1, 2006, between United Bancorp, Inc. and David S. Hickman